UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014 (November 12, 2014)

Starboard Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-1554970	45-5634053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300E. Sonterra Blvd, Suite 1220 San Antonio, Texas		78248
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (210) 999-5400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 28, 2014, the stockholders of Starboard Resources, Inc. (“Company”) approved amendments to its Certificate of Incorporation.  The Certificate of Amendment filed with the Delaware Secretary of State contemporaneously with the filing of the Form 8-K dated October 31, 2014, was not accepted.  The Company filed a new Certificate of Amendment which was accepted by the Delaware Secretary of State on November 10, 2014.

Certificate of Amendment to Certificate of Incorporation

The Certificate of Amendment to the Certificate of Incorporation (Certificate of Amendment) is being filed with Delaware Secretary of State contemporaneously with the filing of this Form 8-K.   The text of the Certificate of Amendment to the Certificate of Incorporation is attached as Exhibit 3.1 to this Form 8-K.

The following is a description of the changes made to the Company’s Certificate of Incorporation through the Certificate of Amendment:

            First, our Certificate of Incorporation previously provided in Article FOURTH Section A.1 that “The voting . . . rights of holders of common stock are subject to and qualified by the rights of the Preferred Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors.”  It also previously provided in the following paragraph in Article FOURTH Section A.2 that:  “The holders of the Common Stock shall have voting rights in all meetings of stockholders” without a carve-out for preferred stockholders.  This created some concern that these two provisions could possibly be interpreted inconsistently.  The Certificate of Amendment clarifies that the each share of common stock shall be entitled to one vote and that the common stock voting rights shall be subject to voting rights of holders of preferred stock, consistent with the previous provisions of Article Fourth.  We currently have no Preferred Stock outstanding and have not filed any certificate of designations relating to Preferred Stock.

            Third, our Certificate of Incorporation previously did not specifically state that the election of the Board of Directors will be by a plurality of the vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  This caused the Company to incorporate that provision by reference to Delaware General Corporation Law §216(3) which provides that in the absence of contrary language in the Certificate of Incorporation, that the Board of Directors will be by a plurality of the vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Now the Certificate of Incorporation states that the election of the Board of Directors will be by a plurality of the vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors

            Fourth, our Certificate of Incorporation previously provided that: “This Corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.”  This provision was amended and restated to provide merely that the Company shall be perpetual and to remove the authority of a majority of the board of directors to change the term of the Corporation.

            Fifth, we corrected three typographical errors in its Certificate of Incorporation filed with the Delaware Secretary of State on June 29, 2012.  In Article Fifth, “nor” is changed to “now.” In Article Seventh, Section 2, “affaires” is changed to “affairs.”  In Article Eleventh, Section 4, a reference to:

“(iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article TWELFTH”

has been changed to reference “this Article ELEVENTH.”

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starboard Resources, Inc.

November 12, 2014	By:	/s/ Michael Pawelek
Michael Pawelek
Chief Executive Officer